Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On November 12, 2014, Twenty-First Century Fox, Inc. (“Twenty-First Century Fox” or the “Company”) completed the previously announced sale of Sky Italia and its 57% interest in Sky Deutschland AG (“Sky Deutschland”) to British Sky Broadcasting Group plc (“Sky”) for approximately $8.8 billion in value compromised of approximately $8.2 billion in cash and Sky’s 21% interest in National Geographic Channel International, raising the Company’s ownership stake to 73% from the previously held ownership interest of 52% (the “Sale”). The Company maintained its 39% ownership interest in Sky and will continue to account for its investment under the equity method of accounting. The transaction was previously described in a Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission on July 31, 2014.

Basis of preparation

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical Consolidated Financial Statements and are being presented to give effect to the Sale. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements and accompanying notes in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, each as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 14, 2014 and November 7, 2014, respectively, and which are available at the SEC’s web site at www.sec.gov and the Company’s website at www.21cf.com/investor_relations.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended September 30, 2014 and for the fiscal year ended June 30, 2014, respectively, reflect the Company’s results as if the Sale had occurred on July 1, 2013, and does not assume any interest income on cash proceeds. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 gives effect to the Sale as if it occurred on September 30, 2014.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are subject to the assumptions and adjustments described in the accompanying notes. Given the information available at this time, the Company’s management believes that these assumptions and adjustments are reasonable under the circumstances.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect material non-recurring charges following the Sale as the Company does not anticipate incurring any such charges following the Sale.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Sale occurred as of and for the periods indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and information purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the Sale been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Sale that are factually supportable, and for purposes of the Statements of Operations, are expected to have a continuing impact on the Company.

Twenty-First Century Fox

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended September 30, 2014

(in millions, except per share data)

	Twenty-First Century Fox Historical(a)	Disposition of Sky Italia and Sky Deutschland(b)	Other Pro Forma Adjustments		Twenty-First Century Fox Adjusted
Revenues	$7,887	$(1,449)	$45	(c)	$6,483
Operating expenses	(5,052)	1,088	(47)	(c)	(4,011)
Selling, general and administrative	(1,079)	154	-		(925)
Depreciation and amortization	(276)	133	-		(143)
Equity earnings of affiliates	379	-	14	(d)	393
Interest expense, net	(305)	2	-		(303)
Interest income	14	-	-		14
Other, net	35	(43)	-		(8)
Income from continuing operations before income tax expense	1,603	(115)	12		1,500
Income tax expense	(503)	35	(8)	(e)	(476)
Income from continuing operations	1,100	(80)	4		1,024
Less: Net income attributable to noncontrolling interests	(56)	(3)	8	(f)	(51)
Income from continuing operations attributable to Twenty-First Century Fox stockholders	$1,044	$(83)	$12		$973

Earnings per share data
Weighted average shares:
Basic	2,191				2,191
Diluted	2,195				2,195

Income from continuing operations attributable to Twenty-First Century Fox stockholders per share:
Basic	$0.48				$0.44
Diluted	$0.48				$0.44

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the fiscal year ended June 30, 2014

(in millions, except per share data)

	Twenty-First Century Fox Historical(a)	Disposition of Sky Italia and Sky Deutschland(b)	Other Pro Forma Adjustments		Twenty-First Century Fox Adjusted
Revenues	$31,867	$(6,030)	$225	(c)	$26,062
Operating expenses	(21,108)	4,912	(221)	(c)	(16,417)
Selling, general and administrative	(4,129)	694	-		(3,435)
Depreciation and amortization	(1,142)	657	-		(485)
Equity earnings of affiliates	622	-	(161)	(d)	461
Interest expense, net	(1,121)	11	-		(1,110)
Interest income	26	(1)	-		25
Other, net	174	76	-		250
Income from continuing operations before income tax expense	5,189	319	(157)		5,351
Income tax expense	(1,272)	(110)	38	(e)	(1,344)
Income from continuing operations	3,917	209	(119)		4,007
Less: Net income attributable to noncontrolling interests	(132)	(114)	39	(f)	(207)
Income from continuing operations attributable to Twenty-First Century Fox stockholders	$3,785	$95	$(80)		$3,800

Earnings per share data
Weighted average shares:
Basic	2,265				2,265
Diluted	2,269				2,269

Income from continuing operations attributable to Twenty-First Century Fox stockholders per share:
Basic	$1.67				$1.68
Diluted	$1.67				$1.67

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(in millions)

	Twenty-First Century Fox Historical(g)	Disposition of Sky Italia and Sky Deutschland(b)		Other Pro Forma Adjustments		Twenty-First Century Fox Adjusted
Assets:
Current assets:
Cash and cash equivalents	$4,656	$(132)		$8,094	(h)	$12,618
Receivables, net	6,350	(403)		146	(c)	6,093
Inventories, net	3,385	(669)		-		2,716
Other	559	(52)		-		507
Total current assets	14,950	(1,256)		8,240		21,934
Receivables	483	(9)		-		474
Investments	3,734	-		129	(i)	3,863
Inventories, net	6,748	(276)		12	(c)	6,484
Property, plant and equipment, net	2,794	(1,118)		-		1,676
Intangible assets, net	7,831	(1,315)		-		6,516
Goodwill	17,609	(4,608)		-		13,001
Other non-current assets	562	(9)		-		553
Total assets	$54,711	$(8,591)		$8,381		$54,501
Liabilities and Equity:
Current liabilities:
Borrowings	$814	$-		$-		$814
Accounts payable, accrued expenses and other current liabilities	4,383	(959)		224	(c), (j)	3,648
Participations, residuals and royalties payable	1,674	(46)		-		1,628
Program rights payable	1,615	(473)		-		1,142
Deferred revenue	672	(95)		-		577
Total current liabilities	9,158	(1,573)		224		7,809
Borrowings	19,395	(284)		-		19,111
Other liabilities	3,516	(115)		-		3,401
Deferred income taxes	2,562	(296)		(244)	(j)	2,022
Redeemable noncontrolling interests	540	-		-		540
Commitments and contingencies
Total liabilities	35,171	(2,268)		(20)		32,883
Total equity	19,540	(6,323)	(j)	8,401	(j)	21,618
Total liabilities and equity	$54,711	$(8,591)		$8,381		$54,501

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

a)	Reflects the historical operating results of the Company.
b)	Represents the adjustments to record the effect of the Sale.
c)

Represents the adjustment to record the effect of ongoing transactions between Sky Italia, Sky Deutschland and consolidated subsidiaries of the Company which were historically eliminated in consolidation.

d)

Represents the estimated impact to Equity earnings of affiliates as a result of the Sale. Sky Italia and Sky Deutschland are reflected as subsidiaries of Sky and the results of Sky continue to be accounted for under the equity method of accounting.

e)

In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction in which the adjustment relates. If the adjustment relates to an item that would not be subject to tax in that particular jurisdiction, we did not provide any tax effect.

f)	Represents the adjustment to Net income attributable to noncontrolling interests due to the change in ownership interest in National Geographic Channel International.
g)	Reflects the historical financial position of the Company.
h)	Represents the effect of the contractual cash received as a result of the Sale, subject to working capital adjustments.
i)	Represents the adjustment to reflect the net change in the carrying value of the Company’s investment in Sky, as a result of the Sale.
j)

Represents the adjustments to Total equity to reflect the estimated gain on the Sale, including income tax effects and changes in noncontrolling interests. It is assumed that the Company will use most of its U.S. capital loss carryforwards and foreign tax credit carryforwards to offset a substantial amount of the taxable gain.